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                                                                     Exhibit 4.2
                  AMENDED AND RESTATED REGISTRATION AGREEMENT
                  -------------------------------------------

         THIS AGREEMENT dated as of October 1, 1997, is made by and among Dade Behring Holdings, Inc., a Delaware corporation ("Holdings"), Hoechst AG, a German corporation ("Hoechst"), the Persons listed on Schedule A attached hereto (the "Bain Stockholders"), and the Persons listed on Schedule B attached hereto (the "GS Stockholders"). Hoechst, the Bain Stockholders and the GS Stockholders are collectively referred to herein as the "Stockholders," and individually as a "Stockholder."

         The Bain Stockholders, the GS Stockholders and Holdings are parties to a Stock Purchase Agreement dated December 20, 1994 (the "Purchase Agreement") and a Registration Agreement, dated December 20, 1994 (the "Old Registration Agreement"). Hoechst and Holdings are parties to an Agreement and Plan of Combination, dated as of June 24, 1997 (the "Combination Agreement"). The Bain Stockholders, the GS Stockholders, Hoechst and Holdings are parties to an Amended and Restated Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"). The Bain Stockholders, the GS Stockholders and Holdings desire to amend and restate the Old Registration Agreement to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 9 hereof.

         The parties hereto agree as follows:

1.  Demand Registrations.
    ---------------------

         (a) Requests for Registration. Subject to the covenants set forth in the following subparagraphs of this paragraph 1 and, if required by paragraph 10(a) of the Stockholders Agreement, subject, in the case of an Initial Public Offering, to the GS Stockholders' prior written consent to such offering, the holders of a majority of (i) the Bain Registrable Securities (ii) the GS Registrable Securities or (iii) the Hoechst Registrable Securities may each request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"). Each request for such registration (a "Demand Registration") shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, Holdings will give written notice of such requested registration to all other holders of Registrable Securities and, subject to paragraph l(f) below, will include in such registration all Registrable Securities with respect to which Holdings has received written requests for inclusion therein within 15 days after the receipt of Holdings's notice.

         (b) Bain Registrations. The holders of a majority of the Bain Registrable Securities will be entitled to request three Long-Form Registrations in which Holdings will pay

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all Registration Expenses (a "Bain Demand"). A registration will not count as a
Bain Demand until it has become effective, and the last Bain Demand will not count as a Bain Demand unless the holders of Bain Registrable Securities requesting such registration have been able to register and sell at least 90% of the Bain Registrable Securities initially requested to be registered by such holders; provided that in any event Holdings will pay all Registration Expenses in connection with any registration initiated as a Bain Demand whether or not it has become effective.

         (c) Short-Form Registrations. In addition to the Bain Demands provided pursuant to paragraph 1(b), the holders of a majority of the Bain Registrable Securities will be entitled to request unlimited Short-Form Registrations in which Holdings will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever Holdings is permitted to use any applicable short form (unless the underwriter of such offering requests Holdings to use a Long-Form Registration in order to sell all of the Registrable Securities requested to be sold). After Holdings has become subject to the reporting requirements of the Securities Exchange Act, Holdings will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities provided that Holdings will not be obligated to effect such a Short-Form Registration unless holders of Bain Registrable Securities request to include at least the lesser of 1,500,000 Bain Registrable Securities (such number to be adjusted for equity securities (other than Non-Participating Securities) issued by way of stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization) or such number of Bain Registrable Securities then owned by the holders of the Bain Registrable Securities.

         (d) GS Demand Registrations. After the earlier of (i) Holdings's Initial Public Offering (as defined in Paragraph 9 below) and (ii) December 20, 2002, the holders of a majority of the GS Registrable Securities will be entitled to request two Demand Registrations (a "GS Demand"); provided that there will be no GS Demand prior to Holdings's Initial Public Offering if the GS Stockholders and their Affiliates (other than Holdings or its Subsidiaries) have received from Holdings, its Subsidiaries or the Persons who were not Affiliates of the GS Stockholders aggregate proceeds of at least $14.9 million with respect to the GS Registrable Securities initially purchased by the GS Stockholders pursuant to the Purchase Agreement (whether by dividend, distribution, redemption, repurchase, sale or otherwise). A registration will not count as one of the GS Demands until it has become effective, and the last GS Demand will not count as one of the GS Demands unless the holders of GS Registrable Securities requesting such registration have been able to register and sell at least 90% of the Registrable Securities initially requested to be registered by such holders; provided that in any event Holdings will pay all Registration Expenses in connection with any registration initiated as a GS Demand whether or not it has become effective.

         (e) Hoechst Demand Registrations. After Holdings's Initial Public Offering, the holders of a majority of the Hoechst Registrable Securities will be entitled to request unlimited Demand Registrations (an "Hoechst Demand"); provided that Holdings will not be obligated to effect an Hoechst Demand (i) unless the holders of Hoechst Registrable Securities

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request to include at least the lesser of 1,500,000 Hoechst Registrable
Securities or such number of Hoechst Registrable Securities then owned by Hoechst and its Affiliates (such number to be adjusted for equity securities (other than Non-Participating Securities) issued by way of stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization) and (ii) if within the twelve month period preceding such Hoechst Demand, Holdings has effected an Hoechst Demand. A registration will not count as one of the Hoechst Demands until it has become effective and unless the holders of Hoechst Registrable Securities requesting such registration have been able to register and sell at least 90% of the Hoechst Registrable Securities initially requested to be registered by such holders. Holdings will pay all Registration Expenses in connection with any registration initiated as an Hoechst Demand whether or not it has become effective.

         (f) Priority on Demand Registrations. Holdings will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise Holdings in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, Holdings will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of shares of Registrable Securities owned by each such holder.

         (g) Restrictions on Demand Registrations. Holdings will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. Holdings may postpone for up to six months (from the date of the request) the filing or the effectiveness of a registration statement for a Demand Registration if and so long as Holdings determines that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by Holdings or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, however, that in such event, the holders of a majority of the Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and Holdings will pay all Registration Expenses in connection with such registration.

         (h) Selection of Underwriters. Subject to the following provisions of this subparagraph (h), the holders of a majority of the Bain Registrable Securities included in any Demand Registration (or if none, Holdings) will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to Holdings's approval which will not be unreasonably withheld. The lead investment bank and manager shall be a nationally-recognized,

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New York-based investment banking firm with substantial expertise in offerings of the kind contemplated in connection with the Demand Registration (such kind of investment banking firm being referred to herein as a "Qualified Investment Bank"). Notwithstanding the foregoing, and subject to the terms of the Stockholders Agreement: (i) in the case of the first GS Demand Registration if the GS Registrable Securities included in such demand constitute at least a majority of the Registrable Securities being registered and in the case of the second GS Demand Registration without regard to the amount of GS Registrable Securities included in the demand, the holders of a majority of the GS Registrable Securities included in the demand will have the right to select one or more Qualified Investment Banks to serve as the investment banker(s) and manager(s) to administer the offering, subject to Holdings's approval which will not be unreasonably withheld; (ii) in the case of a Demand Registration where the Hoechst Registrable Securities included in such demand constitute at least a majority of the Registrable Securities being registered, Hoechst will have the right to approve the Qualified Investment Bank(s) selected to administer the offering which approval shall not be unreasonably withheld; and (iii) in the case of a Demand Registration where the Hoechst Registrable Securities included in such demand constitute at least 25% of the Registrable Securities being registered, Hoechst will have the right to select a Qualified Investment Bank to serve as a co-investment bank and co-manager to co-administer the offering, subject to Holdings's approval which will not be unreasonably withheld.

         In any registration in which GS Registrable Securities are included in such registration, subject to the Stockholders Agreement, Goldman, Sachs & Co. ("Goldman") will be appointed a manager in administering such offering.

         (i) Other Registration Rights. Except as provided in this Agreement, Holdings will not grant to any Persons the right to request Holdings to register any equity securities of Holdings, or any securities convertible or exchangeable into or exercisable for such securities; provided that Holdings may grant rights to other Persons to (i) participate in the Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations, (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by each such holder and (iii) to otherwise request Holdings to register any such securities if the grant of such right affects equally and in the same manner the respective rights of holders of Registrable Securities hereunder.

     2.   Piggyback Registrations.
          -----------------------

         (a) Right to Piggyback. Whenever Holdings proposes to register any of its securities under the Securities Act (other than in an Initial Public Offering or pursuant to a Demand Registration or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, Holdings will give prompt written notice to all holders of Registrable Securities of its intention to effect such a
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registration and, subject to paragraph 2(d) below, will include in such registration all Registrable Securities with respect to which Holdings has received written requests for inclusion therein within 30 days after the receipt of Holdings's notice.

         (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by Holdings in all Piggyback Registrations.

         (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Holdings, and the managing underwriters advise Holdings in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, Holdings will include in such registration (i) first, the securities Holdings proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

         (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Holdings's securities and the managing underwriters advise Holdings in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, Holdings will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among such holders and the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (ii) second, other securities requested to be included in such registration.

         (e) Other Registrations. If Holdings has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, Holdings will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

         3.    Holdback Agreements.
               -------------------

         (a) To the extent not inconsistent with applicable law, each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Holdings, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to

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and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

         (b) Holdings agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from Holdings at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, Holdings will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto Holdings will as expeditiously as possible:

         (a) prepare and (within 60 days after the end of the period within which requests for inclusion in such registration may be given to Holdings) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Holdings will furnish to the counsel(s) selected by the holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

         (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to paragraph 7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or
(ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration

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statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

         (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Holdings will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in respect of doing business in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, Holdings will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

         (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Holdings are then listed and, if not so listed, to be listed on the NASD automated quotation system;

         (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities included in the registration (and in the case of a GS Demand, the holders of a majority of the GS Registrable Securities included in the registration; in the case of a Bain Demand, the holders of a majority of the Bain Registrable Securities included in the registration; and in the case of a Demand Registration in which Hoechst Registrable Securities constitute at least a

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majority of the Registrable Securities being registered, the holders of a majority of the Hoechst Registrable Securities included in the registration) or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

         (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Holdings, and cause Holdings's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least twelve months beginning with the first day of Holdings's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Securities included in such registration statement for sale in any jurisdiction, Holdings will use its reasonable best efforts promptly to obtain the withdrawal of such order;

         (1) obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by Holdings's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (and in the case of (i) a GS Demand, as the holders of a majority of the GS Registrable Securities included in the registration reasonably request, (ii) a Bain Demand, as the holders of a majority of the Bain Registrable Securities included in the registration reasonably request and (iii) a Demand Registration in which Hoechst Registrable Securities constitute at least a majority of the Registrable Securities being registered, as the holders of a majority of the Hoechst Registrable Securities included in the registration reasonably request);

         (m) provide a legal opinion of Holdings's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwvriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary

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form and covering such matters of the type customarily covered by legal opinions of such nature (in a form reasonably acceptable to the holders of a majority of the Registrable Securities included in the registration); provided that in any registration made pursuant to (i) a GS Demand, such legal opinion shall be in a form reasonably acceptable to the holders of a majority of the GS Registrable Securities included in such registration, (ii) a Bain Demand, such legal opinion shall be in a form reasonably acceptable to the holders of a majority of the Bain Registrable Securities included in such registration and (iii) a Demand Registration in which Hoechst Registrable Securities constitute at least a majority of the Registrable Securities being registered, such legal opinion shall be in a form reasonably acceptable to the holders of a majority of the Hoechst Registrable Securities included in such registration;

         (n) cooperate with the sellers of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such holders may request;

         (o) notify counsel for the sellers of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the Securities and Exchange Commission, (iii) of any request of the Securities and Exchange Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

         (p) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

         (q) if requested by the managing underwriter or agent or any holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus

                                      -9-
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supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment; and

         (r) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

Holdings may require each seller of Registrable Securities as to which any registration is being effected to furnish Holdings such information relating to the sale or registration of such Securities regarding such seller and the distribution of such securities as Holdings may from time to time reasonably request in writing.

         5.    Registration Expenses.
               ----------------------

         (a) All expenses incident to Holdings's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Holdings and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Holdings (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that Holdings will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Holdings are then listed or on the NASD automated quotation system.

         (b) In connection with each Demand Registration and each Piggyback Registration, Holdings will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration. In addition, in any registration made pursuant to (i) a GS Demand, Holdings will reimburse the holders of GS Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the GS Registrable Securities included in such registration, (ii) a Demand Registration in which Hoechst Registrable Securities constitute at least a majority of the Registrable Securities being registered, Holdings shall reimburse the holders of Hoechst Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Hoechst Registrable Securities included in such registration and (iii) a Bain Demand, Holdings shall reimburse the holders of Bain Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Bain Registrable Securities included in such registration.

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

          (c) To the extent Registration Expenses are not required to be paid by Holdings, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          6.  Indemnification.
              ----------------

          (a) Holdings agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, employees, stockholders and general and limited partners and each Person who controls such holder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference or, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and Holdings will reimburse such holder and each such director, officers, employees, stockholders and general and limited partners and controlling person for any legal or any other expenses, including any amounts paid in any settlement effected with the consent of Holdings, which consent will not be unreasonably withheld or delayed, incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Holdings shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to Holdings by such holder expressly for use therein. In connection with an underwritten offering, Holdings will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to Holdings in writing such information and affidavits as Holdings reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless Holdings, its directors, officers, employees, stockholders and general and limited partners and each other Person who controls Holdings (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, together with any documents incorporated therein by reference or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to Holdings by such holder expressly for use therein, and such holder will reimburse Holdings and each such director, officer and controlling Person for any legal or any other expenses including any amounts paid in any settlement effected with the consent of such holder, which consent will not be unreasonably withheld or delayed, incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be individual (and not joint and several) to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give such notice), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

          (e) If the indemnification provided for in this Paragraph 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect not only the relative benefits received by Holdings on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other from the sale of Registrable Securities pursuant to the registered offering of securities as to which indemnity is sought but also the relative fault of the indemnified party and the indemnifying party as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Holdings on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Holdings on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to Holdings bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of Holdings on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by Holdings or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Holdings and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Paragraph 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 6, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such Seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

          7.  Participation in Underwritten Registrations.
              --------------------------------------------

          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested Holdings to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from Holdings of the happening of any event of the kind described in paragraph 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such paragraph 4(e). In the event Holdings shall give any such notice, the applicable time period mentioned in paragraph 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph 4(e).

          8.  Current Public Information.
              ---------------------------

          At all times after Holdings has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, Holdings will timely file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

          9.  Definitions.
              ------------

          "Bain Registrable Securities" means (i) any share of Common or Class L Common issued to the Bain Stockholders (or their Affiliates) pursuant to the Purchase Agreement or otherwise acquired, (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common or Class L Common held by Persons holding securities described in clause (i) or (ii) above; provided, however, that in the event that pursuant to such recapitalization or exchange Non-Participating Securities are issued, such Non-Participating Securities will not be Registrable Securities. As to any particular shares constituting Bain Registrable Securities, such shares will cease to be Bain Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Bain Registrable Securities whenever such Person has the right to acquire directly or indirectly such Bain Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

         "Class L Common" means the Class L Common Stock, par value $.01 per share, of Holdings.

         "Class L Common, Series B," means the Class L Common Stock, Series B, par value $.01 per share, of Holdings.

         "Common" means the Common Stock, par value $.01 per share, of Holdings.

         "Common Stock" means both Class L Common, Class L Common, Series B, and Common.

         "GS Registrable Securities" means (i) any shares of Common or Class L Common issued to the GS Stockholders (or their Affiliates) pursuant to the Purchase Agreement or otherwise acquired, (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common or Class L Common held by Persons holding securities described in clauses (i) or (ii) above; provided, however, that in the event that pursuant to such recapitalization or exchange Non-Participating Securities are issued, such Non-Participating Securities will not be Registrable Securities. As to any particular shares constituting GS Registrable Securities, such shares will cease to be GS Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act.

         "Hoechst Registrable Securities" means (i) any shares of Common or Class L Common, Series B, issued to Hoechst (or its Affiliate) pursuant to the Combination Agreement, issued upon exercise of the Warrant (as defined in the Combination Agreement) or otherwise acquired, (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common or Class L Common held by Persons holding securities described in clauses (i) or (ii) above; provided, however, that in the event that pursuant to such recapitalization or exchange Non-Participating Securities are issued, such Non-Participating Securities will not be Registrable Securities. As to any particular shares constituting Hoechst Registrable Securities, such shares will cease to be Hoechst Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act.

         "Initial Public Offering" means a public offering and sale of Holdings's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, if immediately thereafter Holdings has publicly held common stock listed on a national securities exchange or the NASD automated quotation system with a market value of at least $15 million.

         "Management Registrable Securities" means, so long as such holder has agreed to become bound by the terms and provisions of this Agreement, (i) any shares of Common Stock or securities convertible or exchangeable into Common Stock issued to the employees of Holdings or its Subsidiaries, (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) or (ii) above; provided, however, that in the event that pursuant to such recapitalization or exchange Non-Participating Securities are issued, such Non-Participating Securities will not be Registrable Securities. As to any particular shares constituting Management Registrable Securities, such shares will cease to be Management Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act.

         "Non-Participating Securities" means equity securities which do not participate in the residual equity of Holdings.

         "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Registrable Securities" means collectively Bain Registrable Securities, GS Registrable Securities, Hoechst Registrable Securities and Management Registrable Securities.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal law then in force.

         "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force.

         10.  Miscellaneous
              -------------

         (a) No Inconsistent Agreements. Holdings will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

         (b) Adjustments Affecting Registrable Securities. Holdings will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

         (c) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

         (d) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Holdings and the holders of a majority of the Bain Registrable Securities (provided such securities constitute at least 3% of the outstanding Common Stock on a fully diluted basis), the holders of a majority of the GS Registrable Securities (provided such securities constitute at least 3% of the outstanding Common Stock on a fully diluted basis) and the holders of a majority of the Hoechst Registrable Securities (provided such securities constitute at least 3% of the outstanding Common Stock on a fully diluted basis); provided, however, that in the event that such amendment or waiver would treat a holder or group of holders of Registrable Securities in a manner different from any other holders of Registrable Securities, then such amendment or waiver will require the consent of such holder or the holders of a majority of the Registrable Securities of such group adversely treated. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof), subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities (or of such portion thereof) required in order to be entitled to certain rights, or take certain actions, contained herein.

         (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (g) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

         (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (i) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a Business Day during regular business hours of the recipient (or, if not, on the next succeeding Business
Day) or two Business Days after sent by reputable overnight express courier (charges prepaid); provided that notice to the holders of the GS Registrable Securities shall be effective only if notice has been given to the GS Designee (as defined in the Stockholders Agreement) and notice to the GS Designee will not be deemed to have been given unless actually delivered in person or by telecopy, courier or mail.

          If to Holdings:

          Dade Behring Holdings, Inc
          1717 Deerfield Road
          P.O. Box 778
          Deerfield, Illinois 60015-0778
          U.S.A.
          Attention: Chief Executive Officer
                     General Counsel

          If to the Bain Stockholders:

          Bain Capital, Inc.
          Two Copley Place

          Boston, Massachusetts 02116
          U.S.A.
          Attention: John Connaughton

          With a copy to (which shall not constitute notice hereunder):

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          U.S.A.
          Attention:  Jeffrey C. Hammes

          If to the GS Stockholders:

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004
          U.S.A.
          Attention: Joseph H. Gleberman
                     Neal Moszkowski

          With a copy to (which shall not constitute notice hereunder):

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York 10014
          U.S.A.
          Attention: Lee Parks

          If to Hoechst:

          Hoechst AG
          Bruningstrasse 50
          D-65929
          Germany
          Attention: Chairman of the Management Board


          With a copy to (which shall not constitute notice hereunder):

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          U.S.A.

          Attention: Creighton O'M. Condon

         11. Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

         12. GOVERNING LAW. THE CORPORATE LAW OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF HOLDINGS AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COUNTY OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE CO-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH PARTY HERETO HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, PARAGRAPH 10(i) ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS PARAGRAPH 11 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                     DADE BEHRING HOLDINGS, INC.

                              By: /s/
                                  ----------------------------------------------

                              Its: Vice President
                                  ----------------------------------------------


                              HOECHST AG

                              By: /s/
                                  ----------------------------------------------

                              Its:
                                  ----------------------------------------------


                              BAIN CAPITAL FUND IV, L.P.


                              By:   Bain Capital Partners IV, L.P.
                              Its:  General Partner

                              By:   Bain Capital Investors, Inc.
                              Its:  General Partner

                              By: /s/
                                  ----------------------------------------------
                                  A Managing Director


                              BAIN CAPITAL FUND IV-B, L.P.


                              By:  Bain Capital Partners IV, L.P.
                              Its: General Partner

                              By:  Bain Capital Investors, Inc.
                              Its: General Partner

                              By: /s/
                                  ----------------------------------------------
                                  A Managing Director


                              BCIP ASSOCIATES

                              By: /s/
                                  ----------------------------------------------
                                  A General Partner

                              BCIP TRUST ASSOCIATES, L.P.

                              By: /s/
                                  ----------------------------------------------
                                  A General Partner


                              GS CAPITAL PARTNERS, L.P.

                              By:   GS Advisors, L.P.
                              Its:  General Partner

                              By:   GS Advisors, Inc.
                              Its:  General Partner

                              By: /s/
                                  ----------------------------------------------


                              BRIDGE STREET FUND 1994, L.P.


                              By: Stone Street Funding Corp. Its: Managing General Partner

                              By: /s/
                                  ----------------------------------------------


                              STONE STREET FUND 1994, L.P.


                              By:  Stone Street Funding Corp.
                              Its: General Partner

                              By: /s/
                                  ----------------------------------------------


                              RANDOLPH STREET PARTNERS

                              By: /s/
                                  ----------------------------------------------
                                   A General Partner

                                  SCHEDULE A
                                  ----------

               Bain CapitaI Fund IV, L.P.
               Bain Capital Fund IV-B, L.P.
               BCIP Associates
               BCIP Trust Associates, L.P.
               Randolph Street Partners

                                  SCHEDULE B
                                  ----------

               GS Capital Partners, L.P.
               Bridge Street Fund 1994, L.P.
               Stone Street Fund 1994, L.P.